UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2012

NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7400 49th Avenue North, New Hope, MN  55428
(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

                                     Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 10, 2012, David F. Dalvey provided notice to Navarre Corporation (the “Company”) indicating that he does not intend to stand for reelection to the Board of Directors.  Mr. Dalvey is currently a member of the Audit Committee and the Strategic Transactions Committee of the Board of Directors and will remain in those positions through his current term which is scheduled to expire at the Company’s 2012 annual meeting. Mr. Dalvey indicated that his decision not to stand for reelection was made for personal reasons and that he does not have any disagreements with the Company on any matter relating to its operations, policies or practices.

The Company does not intend to nominate a new director in place of Mr. Dalvey and instead anticipates that it will reduce the membership of the Board of Directors to seven seats as of the Company’s 2012 annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION

Dated: April 13, 2012	By:	/s/ Ryan F. Urness
Name: Ryan F. Urness Title: General Counsel and Secretary